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                                 EXHIBIT 10.37

                               SHOP AT HOME, INC.
                VARIABLE RATE CONVERTIBLE SECURED NOTE DUE 2000

August 16, 1995

Registered Owner: Global Network Television, Inc.

Principal Amount: $2,000,000

         KNOW ALL MEN BY THESE PRESENTS: That Shop at Home, Inc., a Tennessee corporation (the "Company"), hereby acknowledges itself to owe and for value received promises to pay to the Registered Owner hereinabove identified, or registered assigns as hereinafter provided, on the dates hereinafter set forth, the Principal Amount hereinabove identified and to pay interest on such principal amount from the date of this Note at the variable rate of interest per annum hereinafter set forth.

         Interest shall accrue on the unpaid principal balance of this Note at a rate of interest which is two percentage points (2.0%) in excess of the Prime Rate of interest as herein defined, as adjusted from time to time. Interest shall be computed on a 360 day year basis.

         The Prime Rate is defined to mean the Prime Rate of interest rate published from time to time by The Wall Street Journal as such rate and shall be computed on the daily outstanding principal balance of the indebtedness evidenced hereby. In the event more than one rate is published as the Prime Rate, the Prime Rate shall be the highest Prime Rate of interest published. If at any time or from time to time the Prime Rate increases or decreases, then the rate of interest hereunder shall be correspondingly increased or decreased, effective on the first day such increase or decrease of the Prime Rate is published. In the event that The Wall Street Journal, during the term hereof, shall abolish or abandon the practice of publishing a Prime Rate, or should the same become unascertainable, the Holder shall designate a comparable reference rate which shall be deemed to be the Prime Rate for purposes hereof. If for any reason the accrual of interest on this loan at the Prime Rate is voided by a court of competent jurisdiction or if for any reason such court finds that the interest rate is different from the rate designated by the Holder, then this Note shall be deemed to have accrued interest from the date of execution at the highest rate permitted by law.

         Principal and interest shall be paid in 60 monthly installments beginning October 1, 1995, and continuing on the 1st day of each succeeding month thereafter, with the last payment being due and payable on September 1, 2000. The required installments shall be sufficient to repay the unpaid principal balance of the indebtedness owed in full at the maturity date at the then current interest rate in substantially equal payments. Notwithstanding the
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foregoing, there shall be added to the amount of the first monthly installment due on October 1, 1995, an amount equal to the interest accruing on this Note from its date through August 31, 1995. In the event the "Prime Rate" changes, the Holder shall adjust the monthly installment payment to reflect the changed rate. The last payment shall consist of all accrued unpaid interest and the entire remaining unpaid balance of principal.

         Interest rate changes may occur daily at any time there is a change in the Prime Rate during the term of this Note. The sum of the then current Prime Rate plus two percentage points (2.0%) shall be the new interest rate.

         In the event any installment of interest or of principal due under this Note is paid after the 15th day after the date when the same is due, then the Holder shall be entitled to collect, to the extent permitted by applicable law, a "late charge" in an amount equal to five percent (5%) of the amount of any such installment in order to defray part of the increased cost of collection occasioned by any such late payment as liquidated damages and not as a penalty.

         Both principal of and interest on this Note are payable in lawful money of the United States of America at the principal corporate office of the Registered Owner in Brownsville, Tennessee. Payment of each installment of principal and interest shall be made to the Registered Owner hereof who shall appear on the registration books of the Company maintained by the Company at the close of business on the 15th day next preceding each Payment Date, and shall be paid by check or draft of the Company mailed to such Registered Owner at its address as it appears on such registration books or at such other address as may be furnished in writing by such Registered Owner to the Company.

Collateral

         The payment of this Note is secured by a prior perfected secured interest in certain property of the Company, including certain furniture, fixtures and equipment, inventory, accounts receivable, the stock of MFP, Inc., a Tennessee corporation, and the proceeds of any sale of the broadcast license of Television Station WMFP, Boston, Massachusetts, as described in the Note Purchase Agreement and Security Agreement, each dated as of August 16, 1995, under which the Note is issued.

Prepayment of Note

         The Note is subject to prepayment, in whole or in part at any time at the option of the Company, without premium or penalty, provided any partial prepayment shall be applied to all accrued and unpaid interest and in the inverse order of maturity.

Conversion of Note
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         This Note may, at the option of the holder thereof, at any time be converted in whole or in part to shares of Common Stock of the Company, on the basis of one (1) share of Common Stock for each $3.00 of the outstanding balance of this Note at the time of holder's written election to convert. The conversion may be accomplished by the holder delivering this Note, duly endorsed in blank, to the Secretary of the Corporation at its office, and at the same time notifying the Secretary in writing that it desires to convert the
Note into Common Stock pursuant to these provisions, specifying therein whether the conversion is for all or a portion of this Note, and if for a portion, the amount thereof. The Secretary shall deliver to such holder a certificate in due form for the Common Stock so converted. If the conversion is for less than the entire balance remaining on the Note, the Secretary shall return to the holder a new Note for the remaining balance due thereunder, and specifying a repayment schedule computed by applying the amount of the Note converted to Common Stock as a partial prepayment of the Note as specified above. The conversion ratio will be adjusted upon the occurrence of any (i) dividend in respect to Common Stock that is paid in shares of Common Stock or securities convertible into shares of Common Stock, and (ii) any expansion or contraction of the number of outstanding common shares of Common Stock by means of any stock split, reverse stock split or similar transaction.

Transfer of Note

         The Note shall be transferable only on the registration books maintained by the Company, upon surrender and cancellation thereof at the principal corporate office of the Company. Upon the cancellation of the Note, the Company shall, in exchange for the surrendered Note, execute and deliver in the name of the transferee a new Note, of the same aggregate principal amount and maturity and rate of interest as such surrendered Note, and the transferee shall take such new Note subject to all of the conditions contained in the Note Purchase Agreement and Security Agreement.

         NOTWITHSTANDING THE FOREGOING, THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AGENCY. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION IS EXEMPT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.

         The Company may deem and treat the Registered Owner as the absolute owner hereof for the purpose of receiving payment of principal hereof and interest due hereon and for all other purposes and the Company shall not be affected by any notice to the contrary.
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         IN WITNESS WHEREOF, Shop at Home, Inc., by its Board of Directors, has
caused this Note to be executed with the duly authorized signature of its President and attested by the duly authorized signature of its Secretary, as of the 16th day of August, 1995.



                                                   /s/ Joseph Nawy
                                                   -----------------------
                                                   Vice President - Finance